Exhibit 99.a

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Filed in the office of

Document Number

ROSS MILLER

20070635791-70

Ross Miller

Filing Date and Time

Secretary of State

09/17/2007 7:37 AM

State of Nevada

Entity Number

E0663432007-3

Articles of Incorporation

(PURSUANT TO NRS 78)

1.

Name of

Corporation:

WEDGEWOOD INVESTMENT GROUP, INC.

2.

Resident Agent

J. Michael King

Name and Street

3887 Pacific Street              Las Vegas         Nevada   89121

Address:

3.

Shares:

Number of shares

Par value

Number of shares

with par value:

75,000,000

per share

$.001

without par value:

4.

Names & Addresses

Of the Board of

Directors/Trustees:

EDWARD LAWSON

3887 PACIFIC STREET

Las Vegas  NV  89121

BEVERLY LAWSON

3887 PACIFIC STREET

Las Vegas, NV 89121

MICHAEL D. WESTHAVER

8310 Tribute Lane

Las Vegas, NV 89147

5.

Purpose:

The purpose of this Corporation shall be:

Business Development Corporation

6.

Name, Address

And Signature of

incorporator:

Jody Tomita	X /s/ Jody Tomata
4834 Meredith Avenue	Las Vegas, NV 89121

7.

Certificate of

Acceptance of

Appointment of

Resident Agent:        I hereby accept appointment as Resident Agent for the above named corporation

X  /s/  J. Michael King

9/13/2007